Exhibit 10(ee)

                           COVER-ALL TECHNOLOGIES INC.
                               18-01 Pollitt Drive
                           FAIR LAWN, NEW JERSEY 07410


                                                     September 29, 1999


Care Corporation Limited
c/o Gardere & Wynne, L.L.P.
1601 Elm Street, Suite 3000
Dallas, Texas 75201
Attention:  Alan J. Perkins, Esq.

         Re: Secured Promissory Note of Care Corporation Limited ("Care"), dated as of March 31, 1998 (the "Note")

Dear Sir:

     Pursuant to the terms and conditions of the Note, a Semi-Annual Payment of $500,000 of principal is due and payable on September 30, 1999 (the "Autumn 1999 Payment"). By this letter, Cover-All Technologies Inc., a Delaware corporation (the "Company"), as Holder, hereby agrees that the date of the Autumn 1999 Payment and the recalculation of the required Pledged Collateral pursuant to the Pledge Agreement, dated as of March 31, 1998, by and between Care and the Company (the "Pledge Agreement"), shall be extended from September 30, 1999 to November 15, 1999.

     Except as amended in this letter, the terms and conditions of the Note and the Pledge Agreement shall continue in full force and effect. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note or Pledge Agreement, as applicable.

                                                  Very truly yours,


                                                  COVER-ALL TECHNOLOGIES INC.


                                                  By: /s/ Brian Magowan
                                                      --------------------------
                                                        Name: Brian Magowan
                                                        Title: Chairman and CEO